Exhibit 99.1


CORECOMM


For Immediate Release
---------------------

            CoreComm Limited Announces $80 million of Financings

New York (April 12, 2001). CoreComm Limited (NASDAQ: COMM) announced today that it has completed financing arrangements in the amount of $80 million.

The financing includes $55 million to be provided under an amendment to the Company's existing Senior Secured Credit Facility with The Chase Manhattan Bank (Chase). This financing is being provided by Chase, as well as America Online, Inc. and Goldman Sachs Credit Partners L.P., which have joined the Credit Facility. The remaining $25 million of the financing is in the form of PIK convertible notes provided by Booth American Company and NTL Incorporated in the amounts of $10 million and $15 million, respectively. The conversion price of these notes is $1.00 per share.

As a result of these financings, the Company is filing its Annual Report on Form 10-K today, which will include its financial statements for the year 2000, and an "unqualified" opinion of its auditors in respect of those financials.

CoreComm provides integrated telephone, Internet and data services to business and residential customers in several markets in the United States.

                                 * * * * *

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual achievement to be different from those contemplated. The Company assumes no obligation to update forward-looking statements.



Contact:  CoreComm Limited
          Michael Peterson, Vice President - Corporate Development Richard J. Lubasch, General Counsel
          212-906-8485